UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2019
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
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[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
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Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2019, the Federal Home Loan Bank of Des Moines (the "Bank") announced that its Board of Directors has appointed Kristina K. Williams as President and Chief Executive Officer effective January 20, 2020. Ms. Williams will succeed Michael L. Wilson, who has served as the Bank’s President and Chief Executive Officer since April 14, 2016 and announced his plan to retire from the Bank on April 8, 2019. Mr. Wilson will continue as an Advisor to the Bank until February 7, 2020.

Ms. Williams, age 55, currently serves as Chief Operating Officer for the Federal Home Loan Bank of Pittsburgh (the "Pittsburgh Bank"). She joined the Pittsburgh Bank in 2004 as Chief Accounting Officer and was promoted to Chief Financial Officer in 2006, to Executive Vice President in 2010, and Chief Operating Officer in 2011. Prior to joining the Pittsburgh Bank, Ms. Williams served as Chief Financial Officer of Wholesale Banking for PNC Financial Services Group, where she also spent time in SEC and regulatory reporting and served as Director of Accounting Policy. Ms. Williams’s experience also includes public accounting with PricewaterhouseCoopers and Deloitte & Touche.

As the Bank’s President and Chief Executive Officer, Ms. Williams will be paid an annual base salary of $850,000 and will be eligible to earn incentive awards under the Bank’s annual and long-term incentive plans which the Bank expects to adopt during the first quarter of 2020. Ms. Williams’s maximum potential incentive award will be 100 percent of her base salary. In addition, the Bank will pay Ms. Williams a hiring bonus of $500,000, payable on her first payroll date, and an additional contribution of $525,000 to her non-qualified defined contribution plan on the first payroll date following completion of her first year employed with the Bank. Further, she will be eligible to receive the Bank’s standard relocation benefits. The Bank expects to enter into an employment agreement with Ms. Williams setting forth the terms of her employment, compensation and other customary matters and will file an amendment to this 8-K within four days after execution of the agreement.

Ms. Williams has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Williams and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Ms. Williams and any other person pursuant to which she was selected as President and Chief Executive Officer of the Bank.

Item 7.01. Regulation FD Disclosure.

On December 20, 2019, the Bank issued a news release and member communication announcing Ms. Williams’s appointment as President and Chief Executive Officer. A copy of the news release and member announcement are furnished with this report as Exhibits 99.1 and 99.2.

The information in Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements And Exhibits.

Exhibit Number 99.1        News Release dated December 20, 2019
Exhibit Number 99.2        Member Announcement dated December 20, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

December 20, 2019	By:	/s/ Aaron B. Lee

Name: Aaron B. Lee
Title: Senior Vice President/General Counsel & Corporate Secretary